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                                                                    EXHIBIT 23.4


                        [RYDER SCOTT COMPANY LETTERHEAD]


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 to all references to Ryder Scott Company, L.P. and/or the reports prepared by Ryder Scott Company, L.P. in the Annual Report on Form 10-K of Blue Dolphin Energy Company for the year ended December 31, 2000 and to the reference to our as experts in this Registration Statement on Form S-4.


                                            /s/ RYDER SCOTT COMPANY, L.P.
                                            ----------------------------------
                                                RYDER SCOTT COMPANY, L.P.


February 1, 2002



                        [RYDER SCOTT COMPANY LETTERFOOT]